Exhibit 10.8
INTERCREDITOR AGREEMENT
     THIS INTERCREDITOR AGREEMENT (“Agreement”) is made as of December 1. 2006 by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in a corporate trust capacity, together with its successors, for the benefit of the holders of the Bonds (as defined below), the “Trustee”), and GLOBAL WATER RESOURCES, LLC, a Delaware limited liability company (“Borrower”).
RECITALS:
     A. Lender has provided and expects to continue to provide financing to Borrower and certain of its corporate affiliates (collectively, “Borrower Corporate Affiliates”) pursuant to an Amended and Restated Credit Agreement, dated as of December 9, 2005, as amended by that certain First Modification Agreement, dated as of July 1, 2006, and that certain Second Modification Agreement of even date herewith (as amended from time to time, “Credit Facility Agreement”) currently available in a maximum aggregate principal amount of up to $56,000,000 (as such aggregate principal amount is increased or decreased from time to time, the “Credit Facility Indebtedness”).
     B. The payment and performance obligations of the Borrower and the Borrower Corporate Affiliates under the Credit Facility Agreement are evidenced by that certain Second Amended and Restated Revolving Line of Credit Note, dated as of July 1, 2006 (as amended from time to time. “Credit Facility Note”) and are secured by, among other collateral and security, certain stock pledge agreements, collateral assignments of member interests and guarantees entered into by Borrower, Borrower Corporate Affiliates and certain related and unrelated parties and individuals, all for the benefit of Lender pursuant to various collateral and security documents (collectively, the “Credit Facility Security Documents’’).
     C. A portion of the collateral and security pledged and assigned to secure the Credit Facility Indebtedness pursuant to the Credit Facility Security Documents constitutes certain payment rights of Borrower to the net operating revenues of (i) Global Water-Palo Verde Utility Company, an Arizona corporation (expected to be approved by the Arizona Corporation Commission as successor in interest to Palo Verde Utilities Company, LLC, an Arizona limited liability company, with such corporation and such limited liability company being referred to herein individually and collectively as “Palo Verde”) and (ii) Global Water-Santa Cruz Water Company, an Arizona corporation (expected to be approved by the Arizona Corporation Commission as successor in interest to Santa Cruz Water Company. LLC. an Arizona limited liability company, with such corporation and such limited liability company being referred to herein individually and collectively as “Santa Cruz,” and together with Palo Verde, as the “Borrower Operating Affiliates”).
     D. Borrower has requested the assistance of The Industrial Development Authority of the County of Pima (“Issuer”) through the issuance of its Water and Wastewater Revenue Bonds (Global Water Resources, LLC Projects) Series 2006 (“Bonds”) initially in an aggregate principal amount of $36,495,000 pursuant to the terms of a Trust Indenture, dated as of

December 1, 2006 (as amended, “Trust Indenture”) between the Issuer and the Trustee who serves in such capacity for the benefit of the holders from time to time of the Bonds.
     E. Issuer has agreed to loan the proceeds from the sale of the Bonds (“Loan”) to Borrower for certain prior and anticipated capita] expenditures pursuant to the terms of a Loan Agreement, dated as of December 1, 2006 (as amended, “Loan Agreement”) among the Issuer.
the Trustee and the Borrower.
     F. It is proposed that the payment and performance by Borrower of its obligations under the Loan Agreement will be secured by a pledge of the collateral described in the Security Agreement, dated as of December 1, 2006 (“Bond Security Agreement” which together with the Trust Indenture, the Loan Agreement and the other documents relating from time to time to the Bonds as the same may be amended from time to time, the “Bond Documents”) between the Borrower and the Trustee consisting of Borrower’s exclusive right to receive the Palo Verde Receipts (as defined in the Loan Agreement) and the Santa Cruz Receipts (as defined in the Loan Agreement) which payment rights to such collateral receipts are subject to the Credit Facility Security Documents.
     G. Borrower has requested Lender’s consent to the pledge of the collateral and security granted in the Bond Security Agreement which comprises a portion of the “trust estate” granted to secure the Bonds pursuant to the Trust Indenture.
     H. Lender has agreed to consent to such pledge of Borrower’s exclusive right to receive the Palo Verde Receipts and the Santa Cruz Receipts subject to the execution and delivery and continuing effectiveness of this Agreement.
     I. The parties desire to enter into this Agreement to establish certain rights in and to Borrower’s exclusive right to receive the Palo Verde Receipts and the Santa Cruz Receipts which are collectively referred to herein as the “Shared Collateral” and certain related matters concerning relative priority of payment and interests in and to the Shared Collateral notwithstanding any contrary or conflicting provisions of the Credit Facility Documents and the Bond Documents or any of the foregoing.
     THEREFORE, in consideration of the following mutual agreements and other valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the Creditors, with the consent of the Borrower, agree as follows:
AGREEMENTS:
     1. Definitions.
     To the extent not defined in the Recitals to this Agreement, unless the context or use clearly indicates another meaning or intent:
          1.1 “Borrower Affiliates” means, collectively, the Borrower Corporate Affiliates and the Borrower Operating Affiliates.
          1.2 “Claims” means the Lender Claims and the Trustee Claims.

          1.3 “Credit Facility Documents” means all present and future loan agreements, notes, reimbursement agreements, security documents, guaranties or other documents or agreements in any way evidencing or documenting the Credit Facility Indebtedness or any Lender Claims, as the same may from time to time be amended, modified, renewed, extended or restated.
          1.4 “Creditors” means Lender and Trustee and each is a “Creditor. ”
          1.5 “Enforcement Action” means, with respect to any portion of the Shared Collateral: possessing, repossessing, selling, converting or otherwise disposing of all or any part of such collateral, or exercising notification or collection rights with respect to all or any portion thereof, or exercising notification or collection rights with respect to such collateral pursuant to any of the default remedies under any of such Credit Facility Documents or the Bond Documents, the UCC or other applicable laws; or appropriating, setting off, or applying any part or all of such collateral in the possession of, or coming into the possession of, such Creditor or its agent or bailee, to such Creditor’s Claims.
          1.6 “Enforcement Period’ means, with respect to the claims of any Creditor Claim, any period of time commencing upon the occurrence of any default with respect to such Creditor’s Claim that permits such Creditor to take any of the Enforcement Actions, and continuing until either (a) the final payment or satisfaction in full of such Creditor’s Claims, or (b) the Creditors agree in writing to terminate such Enforcement Period.
          1.7 “Financing Documents’’ means, collectively, the Credit Facility Documents and the Bond Documents.
          1.8 “Lender Claims” means all present and future claims of Lender against Borrower for the payment of money, including all claims for principal and interest (including interest accruing after the commencement of a bankruptcy proceeding by or against Borrower), or for reimbursement in connection with amounts paid under letters of credit, or for reimbursement of fees, costs or expenses, or otherwise, whether fixed or contingent, matured or unmatured, liquidated or unliquidated, and whether arising under contract, in tort or otherwise.
          1.9 “Lender Collateral” means (i) the Shared Collateral; and (ii) any and all collateral and security granted, pledged, assigned, delivered or dedicated by or on behalf of the Borrower to or for the benefit of the Lender, and guaranties, including but not limited to the collateral and security provided by way of the Credit Facility Security Documents.
          1.10 “Trustee Claims” means all present and future claims of Trustee against Borrower for the payment of principal of and interest and any premium on the Bonds (including interest accruing after the commencement of a bankruptcy proceeding by or against Borrower). or for reimbursement of amounts paid or incurred by Trustee on account of such claims pursuant to the terms of the Bond Documents.
          1.11 “Trustee Collateral” means (i) the Shared Collateral; and (ii) the Trust Estate.

          1.12 “Trust Estate” means the trust estate established in the granting clauses of the Trust Indenture.
          1.13 “UCC” means the Uniform Commercial Code in effect from time to time in Arizona.
     2. Security Interest Priorities. Notwithstanding (a) the date, manner or order of perfection of the security interests and liens granted in favor of Creditors, (b) the provisions of the UCC or any other applicable laws or decisions, (c) the provisions of any contract or Financing Document in effect between either Creditor, on the one hand, and Borrower or any Borrower Affiliate, on the other, and (d) whether either Creditor or any agent or bailee thereof holds possession of any part or all of the Shared Collateral, the following, as among Creditors, will be the relative priority of the perfected security interests and liens of Creditors in the Shared Collateral:
          2.1 Lender and Trustee agree that such parties’ interests in and to the Shared Collateral are pari passu and of equal priority.
          2.2 For so long as there is any Credit Facility Indebtedness outstanding or any commitment by Lender to provide financing remains, the Trustee shall not deem or declare any future or prospective event or circumstances to be an Event of Default with respect to Bonds or the Loan (collectively “Prospective Default”), or demand or accelerate the Bonds or the Loan based on such Prospective Default, or commence any action or proceeding against Borrower to recover all or any part of the Bonds or the Loan on account of the Shared Collateral based on such Prospective Default unless Lender shall consent to the Trustee’s declaration of a Prospective Default. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the Trustee in declaring an Event of Default under the Bond Documents based on a current breach of the terms of such Bond Documents subject to the Lender’s right to cure such Event of Default provided in Section 4.1 below.
          2.3 Upon a default or event of default under the Financing Documents or any of them except as set forth under subparagraph (iii) below, Lender and Trustee agree that neither shall exercise any right, power or remedy with respect to the Shared Collateral without the prior written consent of the other Creditor except that:
     (i) Trustee may exercise all rights and remedies available to it under the Bond Documents (or any of them) not relating to the Shared Collateral without the prior written consent of Lender;
     (ii) Lender may exercise all rights and remedies available to it under the Credit Facility Documents (or any of them) not relating to the Shared Collateral without the prior written consent of Trustee; and
     (iii) Lender may at any time, irrespective of whether there then exists a default or event of default under the Credit Facility Documents (or any of them), exercise all rights available to it under the Credit Facility Documents (or any of them) without the prior written consent of the Trustee with respect to the Lender Collateral other than the Shared Collateral.

Provided that, if either of the consents described in subparagraphs (i) and (ii) above are not obtained or should Lender and Trustee not otherwise reach agreement, in either instance, within ten (10) Business Days (as defined in the Trust Indenture) as to the exercise of rights and remedies then available to either Creditor with respect to the Shared Collateral, then each Creditor shall be entitled to direct and pursue any exercise of its pari passu rights in and to the Shared Collateral on a pro rata (e.g., proportionate) basis based on (a) the aggregate principal amount of the Bonds then outstanding under the Trust Indenture on the part of the Trustee on one hand and (b) the aggregate principal amount of Credit Facility Indebtedness then outstanding under the Credit Facility Documents on the part of the Lender on the other hand; and provided further, that Trustee shall not, under any circumstances, commence any action or proceeding against Borrower under bankruptcy, reorganization, insolvency, moratorium, debt adjustment or arrangement, receivership, liquidation or other creditors’ rights statutes without the prior written consent of Lender.
     For the purposes of the foregoing allocation of priorities, any claim of a right of setoff will be treated in all respects as a security interest, and no claimed right of setoff will be asserted to defeat or diminish, the rights or priorities provided for herein. The priorities set forth herein are solely for the purpose of establishing the relative rights of the Creditors in and to the Shared Collateral and there are no other persons or entities who are intended to be benefited in any way by this Agreement.
     3. Distribution of Proceeds of Collateral. During any Enforcement Period, all realizations upon Shared Collateral will be distributed in accordance with the following procedure:
     First: the appropriate parties or representatives thereof, as an amount equal to any unpaid expenses of such sale, disposition or other realization, all costs, expenses, liabilities and advances incurred or made by or on behalf of such parties in connection therewith, and all reasonable attorneys’ fees incurred in connection therewith;
     Second: to Lender and Trustee, on an equal and proportionate basis, all amounts then due and owing in respect to the Credit Facility Documents and the Bond Documents, respectively:
     Third: in the event the obligations of Borrower under the Credit Facility Documents and/or the Bond Documents have been declared immediately due and payable in whole, to Lender and Trustee, on an equal and proportional basis, all amounts in respect of the Credit Facility Indebtedness and the Bonds, respectively; and
     Fourth: to the extent there has been an acceleration of Borrower’s obligations as described in the immediately foregoing subparagraph and all of the Credit Facility Indebtedness and the Bonds have been paid in full in accordance with their respective terms, any surplus remaining shall be paid to the Borrower or its respective successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.
     4. Enforcement Actions. The Creditors agree that:

          4.1 Notwithstanding any provision in this Agreement, the Credit Facility Documents or the Bond Documents to the contrary. Lender shall have the right but not the obligation to provide cure and make any payments for Trustee Claims to the extent such cure right is given to the Borrower under the Bond Documents, and the Trustee shall have the right but not the obligation to provide cure and make any payments for Lender Claims to the extent such cure right is given to the Borrower under the Credit Facility Documents, except as otherwise provided by applicable law in any relevant circumstance.
          4.2 Beyond the duties hereunder to account to the other Creditor for moneys received by it on account of the Shared Collateral, Lender and Trustee shall each use reasonable care to preserve or protect any Shared Collateral in its possession or control or in the possession or control of any of its or their respective agents or nominees, or any income thereon or proceeds thereof, or as to the preservation of rights against prior parties or any other rights pertaining thereto.
          4.3 Notwithstanding the commencement of any Enforcement Action, the rights and obligations of Lender and Trustee under this Agreement shall remain in full force and effect until (i) all Credit Facility Indebtedness has been paid in full and Lender’s commitment to provide such indebtedness shall have terminated, and (ii) the Bonds shall have been paid in full, irrespective of:
     (a) any lack of validity or enforceability of this Agreement, any Bond Document or any Credit Facility Document;
     (b) any change in the amount, manner, place or terms of payment or change or extension of the time of payment of or renewal or alternation of any indebtedness in any respect, or any modification or amendment of any Bond Document or Credit Facility Documents; provided that it is understood, acknowledged and agreed that no additional Bond indebtedness shall be incurred or material amendments or supplements be made to any of the Bond Documents without the prior written consent of Lender in each instance.
     (c) sale, exchange, release or other dealings with all or any part of the Shared Collateral;
     (d) exercise or refrain by either Creditor from exercising any rights against Borrower and/or others;
     (e) application of any sums, by whomsoever paid or howsoever realized, to any indebtedness of Borrower in any manner or order in such creditor’s sole discretion in accordance with the provisions of the related Financing Documents.; provided that it is understood, acknowledged and agreed that Borrower’s obligations in respect of the Loan and the Bonds are secured only to the extent of the Trustee Collateral: or
     (f) any other circumstance or event that might otherwise constitute a defense available to, or a discharge of, Borrower in respect of any of the Bonds, the Loan or the Credit Facility Indebtedness, or Trustee or Lender in respect of this Agreement.

     5. Waiver of Rights. Each Creditor hereby expressly waives any right that it otherwise may have to require the other Creditor to resort to the Shared Collateral, the Lender Collateral and/or the Trustee Collateral, as the case may be, in any particular order or manner. whether provided for by common law or statute, provided that this paragraph 5 will not override any specific provision of this Agreement. Without limiting the generality of the foregoing but subject to the applicable provisions of this Agreement, Lender shall not be required to enforce any guaranty or any security interest given by any person or entity action other than Borrower (in the Credit Facility Security Documents or by or on behalf of any Borrower Affiliate or otherwise) as a condition precedent or concurrent to the taking of any Enforcement Action with respect to the Shared Collateral.
     6. Exercise of Remedies. Subject only to any express provision of this Agreement that requires a Creditor to take or refrain from taking an action, each Creditor may exercise its good faith discretion with respect to exercising or refraining from exercising any of its rights and remedies under the Financing Documents or taking or refraining from taking any Enforcement Action in any instance other than those relating to the Shared Collateral.
     7. UCC Notices; Notice of Default. In the event that any Creditor shall be required by the UCC or any other applicable law to give any notice to the other Creditor, such notice shall be given in accordance with Section 18 and ten (10) days’ prior notice shall be conclusively deemed to be commercially reasonable. In addition to the foregoing, each Creditor agrees to provide notice to the other Creditor at the same time and in the same manner as notice is provided to Borrower on account of any default or event of default under the Financing Documents or any of them.
     8. Independent Credit Investigation. No Creditor nor any of its directors, officers, employees, agents or counsel will be responsible to the other Creditor or to any other person or entity for Borrower’s solvency, creditworthiness, financial condition or ability to repay any of the Claims or for the accuracy of any recitals, statements, representatives or warranties of Borrower, oral or written, or for the validity, sufficiency, enforceability or perfection of the Claims or the Financing Documents, or any security interests or liens granted by Borrower to any Creditor in connection therewith. Each Creditor has entered into its respective financing agreements with Borrower based upon its own independent investigation, and makes no warranty or representation to the other Creditor, nor does it rely upon any representation of the other Creditor with respect to matters identified or referred to in this paragraph. Neither Creditor will have any responsibility to the other Creditor for monitoring or assuring compliance by Borrower with any of Borrower’s covenants or representations made to either Creditor. Without limiting the generality of the foregoing, either Creditor may perform in accordance with the terms of its Financing Documents (subject to this Agreement) without regard to whether Borrower’s performance in accordance with the terms thereof might or would constitute or result in a breach of covenants or representations under the Creditor’s Financing Documents, and under no circumstances will any Creditor be liable to the other for inducing a breach or violations of the other’s Financing Documents by virtue of performing in accordance with the terms of its own Financing Documents (subject to this Agreement).
     9. Non-Avoidability and Perfection of Liens. The subordinations and relative priorities set forth in this Agreement are expressly conditioned upon the non-avoidability and perfection of the security interest to which all other security interests are subordinated. If the security interest to which another security interest is subordinated is not perfected or is voidable for any reason, then the subordination provided for herein will not be effective to the extent of such non-perfection or avoidability.
     10. Perfection of Security Interests.
          10.1 For the limited purpose of perfecting the security interests of the Creditors in the Shared Collateral in which a security interest may be perfected by possession, each Creditor hereby appoints the other as its agent for the limited purpose of possessing on its behalf any such Collateral that may come into the possession of such other Creditor from time to time, and each Creditor agrees to act as the other’s agent for such limited purpose of perfecting the other’s security interest by possession through an agent; provided that neither Creditor will incur any liability to the other Creditor by virtue of acting as the other’s agent hereunder, and cither Creditor may relinquish possession of Collateral in its possession without the consent of the other Creditor, and without incurring liability to the other Creditor, unless there is an express written agreement to the contrary in effect between the Creditors; and provided further that each appointment made pursuant to this paragraph 10.1 shall be and shall be deemed to be coupled with an interest.
          10.2 For the purpose of perfecting the security interests of the Creditors in the Shared Collateral while such security interests may be perfected by controlling a “deposit account” or other similar depository or investment account arrangement within the meaning of the UCC, the Creditors, the Borrower and the Borrower Operating Affiliates (as appropriate) shall enter into a control agreement or control agreements, as the case may be (collectively. “Control Agreements”), with the depository and/or investment institution or institutions, as applicable, to establish such control and perfect such security interests and Creditors shall cooperate with each other in establishing, maintaining and enforcing such Control Agreements; provided that each of the foregoing actions by the Creditors or either of them shall, in each instance, be subject to this Agreement.
     11. Additional Agreements. Notwithstanding anything to the contrary in the Financing Documents or any of them, the Creditors hereby agree as follows:
     (i) Borrower shall not be permitted, directly or indirectly, to engage in or benefit from any hedge or derivative transactions relating, directly or indirectly, to the Bonds without the prior written consent of Lender;
     (ii) Borrower shall not be permitted, directly or indirectly, to engage in or benefit from any off balance sheet transactions without the prior written consent of Lender, irrespective of the treatment of such transactions under generally accepted accounting principles consistently applied:
     (iii) there shall be no defeasance of Bonds under the Trust Indenture with a direct assignment or application of the Shared Collateral without reasonable prior notice to and consultation with Lender;

     (iv) Borrower agrees that it will give prior notice to and consult with Lender prior to exercising its right to optionally redeem the Bonds under the Trust Indenture;
     (v) there shall be no purchase of Bonds in lieu of redemption under the Trust Indenture or in the open markets with a direct assignment or application of the Shared Collateral without reasonable prior notice to and consultation with Lender;
     (vi) there shall be no amendment of the economic terms of (i) the Bonds (whether or not resulting in a reissuance for federal income tax purposes), (ii) any credit enhancement or liquidity support for the Bonds, or (iii) the Bond Documents, in any instance, without prior consent of Lender which consent shall not be unreasonably withheld;
     (vii) Lender shall amend the Credit Facility Documents to add as an additional default thereunder any default or “event of default” under the Bond Documents or any of them; and
     (viii) Creditors’ rights to notice and cure as set forth in this Agreements shall, in each instance, be subject to the applicable terms of the Financing Documents and any cure offered by a Creditor shall be accepted or rejected by the other Creditor upon the same terms, standards and conditions (including without limitation, any timing requirements) as if such cure had been offered by Borrower or any Borrower Affiliate.
     12. Amendments, Modifications and Increases. Each Creditor may, subject to the terms of such documents and the express limitations of this Agreement, enter into amendments, modifications, renewals or extensions of its Financing Documents with Borrower without in any way affecting the rights and obligations of the Creditors or either of them under this Agreement. Should either or both Creditors enter into amendments, modifications, renewals or extensions of its Financing Documents with Borrower, this Agreement nevertheless shall continue in effect in full force and effect as to the outstanding Claims of each Creditor until this Agreement is terminated in accordance with its terms.
     13. Termination. This Agreement is a continuing agreement, and, unless both Creditors have specifically consented in writing to its earlier termination, this Agreement will remain in full force and effect in all respects until the earlier of the time when (a) no Bonds remain outstanding within the meaning of the Trust Indenture and the lien of the Trust Indenture upon the Trust Estate shall have been released and discharged with respect to the Trust Estate, (b) all of the Credit Facility Indebtedness shall have been paid in full and Lender terminates its commitment to provide financing to Borrower pursuant to the Credit Facility Documents or otherwise, or (c) either Creditor releases or terminate its security interest in the Shared Collateral.
     14. Accountings. Each Creditor agrees, upon the occurrence of any Enforcement Action, to provide timely to the other Creditor upon reasonable request periodic accountings of the amount of such Creditor’s Claims, giving effect to any proposed applications of realization upon the Shared Collateral. Additionally, Trustee agrees to provide the Lender with copies of all reports, notices and any amendments or supplements received by the Trustee under the Bond Documents with respect to defaults (prospective or otherwise) or events of default thereunder.

     15. Effect on Bankruptcy. This Agreement will be and remain enforceable notwithstanding any bankruptcy, insolvency or other similar creditors” rights proceedings by or against Borrower.
     16. Construction. Captions and headings are for convenience and reference only and do not define, limit or affect the contents of this Agreement. References to “paragraphs” or “sections” refer to this Agreement unless stated otherwise. The terms “include” or “including” mean “without limitation by reason of enumeration.” The term “person” includes natural persons, corporations, partnerships, limited liability companies, trusts, estates or any other entity. All grammatical usage will be deemed to refer to the masculine, feminine, neuter, singular or plural as the context and identity of any person(s) may require. Capitalized terms used in this Agreement are defined in the respective paragraph or as incorporated by reference.
     17. Entirety; Modification. This Agreement constitutes the entire agreement of the Creditors, and supersedes all previous written or oral agreements or understandings among the Creditors. No Creditor will be bound by or deemed to have made any promise, representation or warranty except as provided in this Agreement. This Agreement may be amended only by a written document signed by all the Creditors and approved by Borrower.
     18. Waivers. No waiver under this Agreement is valid unless it is in writing and signed by the Creditor giving the waiver. A waiver of a particular matter or remedy does not waive a subsequent or similar matter or remedy.
     19. Notices. Except as otherwise required by law, all notices under this Agreement will be in writing. Notices are deemed given and received (a) when personally delivered, (b) when received by facsimile or by overnight courier service, or (c) on the fifth Business Day after mailing by certified/registered U.S. Mail, return receipt requested. Notices will be addressed as follows:

To Lender:	Wells Fargo Bank, National Association
100 West Washington Street
MAC 54101-251
Phoenix, Arizona 85003
Telephone: (602) 378-4593
Facsimile No.: (602) 3787-4758
Attention: Keri Tignini. Vice President

To Trustee:	U.S. Bank National Association, as trustee
101 North lst Avenue, Suite 1600
Phoenix, Arizona 85003
Telephone: (602) 257-5431
Facsimile No.: (602) 257-5433
Attention: Corporate Trust Services

To Company:	Global Water Resources, LLC
22601 North 19th Avenue, Suite 210
Phoenix, Arizona 85027

Telephone: (623) 580-9600
Facsimile No.: (602) 580-9659

Attention: Trevor Hill
(or at any other address designated in a notice given by a Creditor to change its address). Rejection or refusal to accept, or the inability to deliver because of change in address as to which no notification has been given, will be deemed to constitute receipt if given as provided above.
     20. Counterparts. This Agreement may be executed in identical counterparts, each of which upon execution shall be deemed an original, but all of which together will constitute one document. Partially executed signature pages of any one counterpart may be combined with any other partially executed counterpart to constitute a fully executed original Agreement. Facsimiles of executed signature pages are effective as original signatures.
     21. Severability and Interpretation. The invalidity or unenforceability of any provision of this Agreement does not affect the other remaining provisions. This Agreement will be construed as if it excluded any invalid or unenforceable provision, which will be severed from this Agreement. Whenever possible, this Agreement will be interpreted so as to be valid under applicable law, and will not be construed strictly in favor of or against any particular Creditor, including any Creditor who drafted or prepared this Agreement, but instead according to its plain meaning to give effect to its intended purposes.
     22. Governing Law. This Agreement is governed by the laws of the State of Arizona, including its choice of law principles. The Creditors consent and submit to the nonexclusive jurisdiction of the courts of the State of Arizona and the United States District Court for the District of Arizona, to be venued in Phoenix, Maricopa County, Arizona, concerning any action or proceeding arising under this Agreement.
     23. No Third Party Beneficiary. This Agreement is solely for the benefit of the Creditors (and any permitted successors and assigns) and does not confer any rights or remedies on any other persons.
     24. No Partnership or Agency. This Agreement does not create any partnership, joint venture, limited liability company or any other form of organizational relationship between/among the Creditors. No Creditor is the principal or agent of the other except as otherwise expressly provided.
     25. Attorneys’ Fees. If either Creditor enforces its rights or asserts its remedies under this Agreement, by litigation (including appeals and bankruptcy or other insolvency proceedings) or by non-litigation proceeding or process, or seeks to interpret this Agreement, the prevailing Creditor will recover from the unsuccessful Creditor its reasonable attorneys’ fees, costs and expenses as incurred, all as determined or confirmed by a court sitting without a jury.
     26. Release of Shared Collateral. Creditors agree that either Creditor may release or refrain from enforcing its security interest in the Shared Collateral or any portion thereof. without incurring any liability to the other Creditor by doing so.

     27. Binding Effect. This Agreement is binding upon and inures to the benefit of the Creditors and their respective successors and assigns, including without limitation, any successor to Trustee under the Trust Indenture; provided that any such succession or assignment is made expressly subject to the terms and provisions of this Agreement and the successor or assignee shall enter into an agreement with the non-transferring creditor acknowledging that it is bound by such terms and provisions. Nothing herein is intended or shall be construed to give any other person or entity any right, remedy or claim with respect to this Agreement, the Bonds or the Credit Facility Indebtedness.
     28. Effective Date. This Agreement is entered into and is effective as of December 1, 2006 (“Effective Date”).
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     The undersigned, GLOBAL WATER RESOURCES, LLC, a Delaware limited liability company (the “Borrower”), on behalf of itself and the Borrower Affiliates (as defined in the Intercreditor Agreement) acknowledges receipt of a copy of the foregoing Intercreditor Agreement (the “Intercreditor Agreement.”’ all capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Intercreditor Agreement) and consents to the terms thereof. Borrower acknowledges and agrees that any payments or other amounts received by a Creditor that are required to be turned over or otherwise remitted by such Creditor to the other Creditor pursuant to the terms of the Intercreditor Agreement will not be deemed to be payments on the Claims of the Creditor who is required to turn over or otherwise remit such payments or other amounts to the other Creditor.
     Dated this lst day of December. 2006.

GLOBAL WATER RESOURCES, LLC, a Delaware limited liability company
By:	/s/ Illegible
Its PRESIDENT & CEO.

TRUSTEE: U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Illegible
Its: Assistant Vice President

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LENDER: WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Illegible
Its: Vice President

[Signatures continue on following page]